SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __________)

Filed by the registrant	☒

Filed by a party other than the registrant	☐

Check the appropriate box:

☐	Preliminary proxy statement.

☒	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting material under Rule 14a-12.

☐	Confidential, for use of the Commission only (as permitted by the Rule 14a-6(e)(2)).

DiCon Fiberoptics, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

______________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:

______________________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:

_______________________________________________________________________________________________

(5)	Total fee paid:

_______________________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

_______________________________________________________________________________________________

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

________________________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:

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(3)	Filing Party:

________________________________________________________________________________________________

(4)	Date Filed:

________________________________________________________________________________________________

PROXY STATEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

EXECUTIVE AND DIRECTOR COMPENSATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INDEPENDENT PUBLIC ACCOUNTANTS

OTHER BUSINESS

SHAREHOLDER PROPOSALS - 2006 ANNUAL MEETING

EXHIBIT INDEX

August 5, 2005

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS OF
DICON FIBEROPTICS, INC.

To the Shareholders of DiCon Fiberoptics, Inc. (“DiCon”):

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of DiCon will be held at the DiCon executive offices, 1689 Regatta Blvd., Richmond, CA 94804, on Sunday, September 11, 2005, commencing at 10:00 a.m. local time, for the following purposes:

1.	To elect the directors of DiCon. The nominees presented by the board for election are Ho-Shang Lee, Gilles M. Corcos, C.L. Lin, Andrew F. Mathieson, and Dunson Cheng.

2.	To ratify the appointment of Burr, Pilger & Mayer LLP as the independent auditors for DiCon for the fiscal year ending March 31, 2006.

3.	To transact such other business as may come before the meeting.

Whether or not you plan to attend the DiCon annual meeting in person, please complete and return the enclosed Proxy as promptly as possible in the enclosed postage prepaid envelope.

/s/ Anthony T. Miller

Anthony T. Miller
General Counsel and Secretary

Enclosures

PROXY STATEMENT

DiCon Fiberoptics, Inc. (“DiCon” or the “Company”) is providing this Proxy Statement in connection with the solicitation by the Board of Directors of DiCon of Proxies to be voted at DiCon’s annual shareholders meeting to be held on Sunday, September 11, 2005, at 10:00am in the auditorium of our executive offices, 1689 Regatta Blvd., Richmond, CA 94804.

We are asking shareholders to complete and return to us before the meeting the enclosed Proxy for the election of directors. Biographical information about the directors is set forth on pages 1 and 2 of this Proxy Statement.

We are also asking shareholders to approve Burr, Pilger & Mayer LLP as the independent auditors for DiCon’s financial statements for the fiscal year ending March 31, 2006, and to indicate whether or nor you authorize the proxy holder to vote on other business that may come before the meeting. At the present time, we know of no other business to be presented at the meeting.

The Proxy Statement and form of Proxy are first being sent or delivered to shareholders on August 5, 2005, to shareholders of record on August 4, 2005. There were 111,940,050 shares of DiCon common stock outstanding as of August 4, 2005. The presence, in person or by proxy, of shareholders representing a majority of the outstanding shares constitutes a quorum for the transaction of business at the meeting.

A shareholder is entitled to one vote for each share held. In the election for directors, if one or more shareholders has given notice at the meeting prior to the voting of the shareholder’s intent to cumulate votes, then every shareholder entitled to vote may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote, or distribute the votes on the same principle among as many candidates as the shareholder chooses. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected. For all other matters to be voted on, the affirmative vote of a majority of the shares represented and voting with respect to such matter is required.

You may revoke your Proxy prior to the vote pursuant thereto by a written notice delivered to DiCon stating that the Proxy is revoked, by submitting a later dated Proxy, or by voting in person at the meeting.

If you have any questions concerning this Proxy Statement or the Proxy, please call or email Dr. Ho-Shang Lee at 510-620-5000 or hslee@diconfiber.com, respectively.

Whether or not you plan to attend the DiCon annual meeting in person, please complete and return the enclosed Proxy as promptly as possible in the enclosed postage prepaid envelope.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

DiCon’s directors and executive officers as of June 28, 2005, are as follows:

Name	Age	Position

Ho-Shang Lee, Ph.D.	46	President, Chief Executive Officer and Director
Gilles M. Corcos, Ph.D.	78	Chairman of the Board and Director
Chun-Lung Lin	46	President of Global Fiberoptics Inc. and Director
Andrew F. Mathieson	48	Director
Dunson Cheng, Ph.D.	60	Director
Paul Ming-Ching Lo	47	Vice President of Manufacturing and Operations
Jannett Wang	52	Vice President of Administration
Anthony T. Miller	63	General Counsel and Secretary

Ho-Shang Lee, Ph.D., President, Chief Executive Officer and Director. Dr. Ho-Shang Lee has served as DiCon’s President, Chief Executive Officer and a member of the Board of Directors since the inception of DiCon in June 1986. Dr. Lee earned his B.S. in Engineering from National Cheng-Kung University, Taiwan, in 1979 and his M.S. and Ph.D. in Mechanical Engineering from the University of California, Berkeley in 1984 and in 1986, respectively.

Gilles M. Corcos, Ph.D., Chairman of the Board and Director. Dr. Gilles M. Corcos has served as Chairman of the Board and Director since 1986. Dr. Corcos has also served as Chief Financial Officer. From 1985 to 1990, Dr. Corcos was a professor in the University of California, Berkeley’s Mechanical Engineering Department. Dr. Corcos holds a Ph.D. from the University of Michigan and a Doctorat d’Etat (Physics) from the University of Grenoble, France. Dr. Corcos also serves as a director of Agua Para La Vida, a non-government organization incorporated in the State of California.

Chun-Lung Lin, President of Global Fiberoptics Inc. (“Global”) and Director. Chun-Lung Lin is the President of Global, DiCon’s subsidiary in Taiwan. Before joining Global in January 2000, Mr. Lin owned and managed Guo Bao Construction Co. Ltd. in Taiwan for ten years. Mr. Lin joined DiCon’s Board of Directors in June 2000. Mr. Lin earned a B.S. and an M.S. in Engineering from National Cheng-Kung University, Taiwan, in 1979 and 1981, respectively. He is the brother-in-law of Dr. Ho-Shang Lee.

Andrew F. Mathieson, Director. Andrew F. Mathieson has served as a member of the Board of Directors since June 2000. Mr. Mathieson is the President of Fairview Capital Investment Management LLC (“Fairview”), a registered investment advisor located in Greenbrae, California. Fairview, which was founded by Mr. Mathieson in 1995, manages separate portfolios and is the General Partner of a private investment partnership. Mr. Mathieson earned a B.A. from Yale University in 1978, and an M.B.A. from Stanford University in 1984.

Dunson Cheng, Ph.D., Director. Dr. Dunson Cheng joined the Board of Directors in February 2002. Dr. Cheng is Chairman of the Board, Director, and President and Chief Executive Officer of Cathay Bank and Cathay General Bancorp. Dr. Cheng earned his B.S. in Applied Math and Physics from the University of Wisconsin at Madison, Wisconsin and his Ph.D. in Physics from the State University of New York at Stony Brook, and did post-doctorate research at the University of Oregon. Dr. Cheng worked for Xerox before joining Cathay Bank. Dr. Cheng was appointed President of Cathay Bank in 1985, President of Cathay Bancorp (predecessor of Cathay General Bancorp) in 1990 and Chairman of both institutions in 1994.

Paul Ming-Ching Lo, Vice President of Manufacturing and Operations. Paul Ming-Ching Lo joined DiCon in August 1997. Prior to joining DiCon, Mr. Lo was President and Chief Engineer of FEAC Technologies, Inc. from 1986 to 1997. Mr. Lo earned his B.S. in Engineering in 1979 from National Cheng-Kung University, Taiwan.

Jannett Wang, Vice President of Administration. Jannett Wang joined DiCon in April 1999. Prior to joining DiCon, Ms. Wang worked for several management consulting firms, including Data Resources Inc. (now McGraw Hill). Ms. Wang earned a B.S. in Engineering in 1974 from National Taiwan University and an M.B.A. in 1980 from Columbia University. Ms. Wang did graduate work in economics and city and regional planning at the University of Pennsylvania.

Anthony T. Miller, General Counsel and Secretary. Anthony T. Miller joined DiCon in March 2000. Before joining DiCon, Mr. Miller was in private law practice in San Francisco. Mr. Miller’s prior experience includes serving as Vice President-Administration, General Counsel and Secretary of American Resource Corporation, and as an Assistant General Counsel of Bank of America. Mr. Miller earned a B.A. in Political Science from Stanford University in 1964 and a J.D. from Hastings College of Law in 1968.

Information Concerning the Board of Directors

The Board of Directors has five directors.

The Board of Directors does not have standing audit, nominating or compensation committees or committees performing similar functions.

The Board of Directors believes it is appropriate for DiCon not to have a nominating committee or committee performing similar functions because members of the Board either beneficially own or represent shareholders who beneficially own approximately 90% of the outstanding shares of DiCon. These shareholders determine who shall be nominated for and elected to membership on the Board.

The entire Board of Directors participates in the identification and consideration of director nominees. The Board of Directors does not have a charter concerning the director nomination process. Andrew F. Mathieson is the only member of the Board of Directors who qualifies as independent under the NASD’s listing standards.

The Board of Directors will consider director candidates recommended by security holders. Security holders may submit recommendations for candidates at the annual meeting of shareholders in accordance with DiCon’s bylaws and California law. The Board has not established any specific qualifications for nominees.

Meetings of the Board of Directors

The Board of Directors held one meeting during the fiscal year ended March 31, 2005. All of the directors attended the meeting.

Shareholder Communications with the Board of Directors

Shareholders may communicate with the Board of Directors by calling or emailing Dr. Ho-Shang Lee at 510-620-5000 or hslee@diconfiber.com, respectively, or by contacting individual members of the Board.

DiCon encourages members of the Board to attend the annual shareholder meetings. Two members of the Board attended the 2004 annual meeting.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and holders of more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Such officers, directors, and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of such forms that it has received, the Company believes that, during the fiscal year ended March 31, 2005, all Section 16(a) filing requirements were satisfied on a timely basis.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth all compensation for the chief executive officer and the three most highly compensated executive officers other than the chief executive officer who were serving at the end of the fiscal year ended March 31, 2005. This table shows the compensation earned by these individuals for the last three fiscal years ended March 31, 2005.

		Annual Compensation	Long-term Compensation
Name And Principal Position	Fiscal Year Ended March 31	Salary ($)	Securities Underlying Options (#)	LTIP Payouts ($) (1)	All Other Compensation ($) (2)

Ho-Shang Lee, Ph.D. President and Chief Executive Officer	2005	$61,200	--	--	$4,360
	2004	$57,600	--	--	$1,728
	2003	$57,628	--	--	$1,729

Paul Ming-Ching Lo Vice President of Manufacturing and Operations	2005	$139,188	--	--	$6,959
	2004	$128,000	--	--	$3,200
	2003	$136,954	--	$451,933	$3,115

Jannett Wang Vice President of Administration	2005	$130,617	--	--	--
	2004	$116,667	--	--	--
	2003	$76,859	--	--	--

Anthony T. Miller General Counsel and Secretary	2005	$152,469	--	--	--
	2004	$226,000	--	--	--
	2003	$233,015	--	--	--

(1)
Effective March 31, 2001, DiCon offered a new Employee Stock Option Plan to replace its Phantom Stock Plan which had been in place since 1999. Under the terms of the Employee Stock Option Plan, employees who were participants in the Phantom Stock Plan were allowed to convert their vested phantom stock units and their “promised” phantom stock units to cash payments of $4.11 per share (paid in equal annual installments over four years), additional employee stock options, or a combination of both. The amount in this column is the cash payment received pursuant to the Company’s offer for an early discounted payment to employees who were entitled to future cash payments in installments under the conversion of the Phantom Stock Plan to the Employee Stock Option Plan. The first installment of $251,074 was paid on March 28, 2002. The amount of the remaining future promised cash payments of $753,221 were reduced by $301,288, resulting in a discounted early cash payment of $451,933 on January 10, 2003.

(2)
The amounts in this column include DiCon’s contributions to the 401(k) plan which covers all eligible employees who meet certain service requirements. Employees may elect to defer a portion of their gross salary to their accounts within the 401(k) plan. DiCon at its option may make additional contributions to the employee accounts. For the fiscal years ended March 31, 2005, 2004, and 2003, DiCon elected to match 50 percent of the first 6 percent of the employee contributions. DiCon’s contributions are subject to a six-year vesting schedule.

Options Grants in Last Fiscal Year

There were no stock options for DiCon shares granted to the executive officers listed in the Summary Compensation Table during the fiscal year ended March 31, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year - End Option Values

The following table sets forth for each executive listed in the Summary Compensation Table the number of options exercised in the fiscal year ended March 31, 2005, and the number of shares subject to both exercisable and unexercisable stock options as of March 31, 2005. In addition, the table sets forth the value of unexercised options as of March 31, 2005.

Name	Shares Acquired On Exercise (# of shares)	Value Realized ($)	Number Of Shares Underlying Unexercised Options at Fiscal Year-End (# of shares)		Value of Unexercised in-the-money Options at Fiscal Year End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul Ming-Ching Lo Vice President of Manufacturing and Operations	--	--	676,354	--	--	--
Jannett Wang Vice President of Administration	--	--	118,703	23,873	--	--
Anthony T. Miller General Counsel and Secretary	--	--	130,720	26,080	--	--

(1)	The value of unexercised options is based on the fair market value of the underlying stock at fiscal year end, as determined by the Board of Directors.

Compensation of Directors

Dr. Gilles M. Corcos received compensation of $54,400 during the fiscal year ended March 31, 2005. None of the other Directors received compensation from the Company other than the stock options described below.

All Directors are reimbursed for out-of-pocket expenses incurred in connection with attending Board meetings.

Non-employee Directors receive stock options under the Employee Stock Option Plan as follows:

Upon first joining the Board, each Director is granted 20,000 stock options. These options vest in twelve equal quarterly installments, commencing on the last day of the calendar quarter in which the option was granted.

Immediately after each annual shareholders meeting, each Director elected to the Board is granted 10,000 stock options. These options vest in four equal quarterly installments, commencing on the last day of the calendar quarter in which the option was granted.

The exercise price for the options is the fair market value of the shares on the date of the grant.

The term of the options is ten years from the date of the grant.

In January 2004, Dunson Cheng voluntarily surrendered past and future stock option awards under the Employee Stock Option Plan.

Board Report on Executive Compensation

Compensation for the President and Chief Executive Officer is determined by the Board based on competitive factors and the contribution of the President and Chief Executive Officer.

Compensation for executive officers is determined by the President and Chief Executive Officer based on competitive factors and the contribution of the individual employee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding persons who are known to DiCon to be the beneficial owner of more than five percent of DiCon’s common stock as of March 31, 2005.

Title Of Class	Name And Address Of Beneficial Owner	Amount And Nature Of Beneficial Ownership		Percent Of Class

Common	Ho-Shang Lee, Ph.D. 1689 Regatta Blvd. Richmond, CA 94804	27,867,524	(1)	24.1%
Common	Gilles M. Corcos, Ph.D., as Trustee for The Gilles M. Corcos Trust 1689 Regatta Blvd. Richmond, CA 94804	14,626,410		12.6%
Common	Anne Bleecker Corcos, as Trustee for The Anne Bleecker Corcos Revocable Trust 88 Codornies Road Berkeley, CA 94708	11,786,000		10.2%
Common	Mei-Li Lee 1689 Regatta Blvd. Richmond, CA 94804	21,287,440	(2)	18.4%
Common	Andrew F. Mathieson, as co-Trustee for the Charlotte Bliss Taylor Trust 300 Drake’s Landing Road, Suite 250 Greenbrae, CA 94904-2498	7,473,500	(3)	6.5%
Common	Samuel L. Taylor 506 Arlington Ave. Berkeley, CA 94707	14,522,920	(4)	12.6%

(1)
Includes 913,524 shares issued to employees under the Employee Stock Option Plan and the Employee Stock Purchase Plan which are subject to voting right agreements pursuant to which Dr. Lee has sole voting rights.

(2)	Includes 277,691 shares subject to stock options under the Employee Stock Option Plan which are exercisable.

(3)
Includes 47,500 shares subject to stock options under the Employee Stock Option Plan which are exercisable, 7,076,000 shares owned by Mr. Mathieson as co-Trustee for the Charlotte Bliss Taylor Trust, and 350,000 shares owned by Darlington Partners, L.P., an investment partnership for which Fairview Capital Investment Management LLC (“Fairview”) is the general partner. Mr. Mathieson is the managing member of Fairview.

(4)	Includes 7,076,000 shares held by Mr. Taylor as co-Trustee for the Charlotte Bliss Taylor Trust.

Security Ownership of Management and Directors

The following table sets forth information regarding DiCon’s common stock beneficially owned by all directors and executive officers as of March 31, 2005.

Title Of Class	Name Of Beneficial Owner	Amount And Nature Of Beneficial Ownership		Percent Of Class

Common	Ho-Shang Lee, Ph.D.	27,867,524	(1)	24.1%
Common	Gilles M. Corcos, Ph.D., as Trustee for The Gilles M. Corcos Trust	14,626,410		12.6%
Common	Chung-Lung Lin	3,707,885	(2)	3.2%
Common	Andrew F. Mathieson, as co-Trustee for the Charlotte Bliss Taylor Trust	7,473,500	(3)	6.5%
Common	Dunson Cheng	-0-	(4)	0.00%
Common	Paul Ming-Ching Lo	744,165	(5)	0.6%
Common	Jannett Wang	141,393	(6)	0.1%
Common	Anthony T. Miller	163,704	(7)	0.1%

	Total for directors and executive officers	54,724,581		47.3%

(1)
Includes 913,524 shares issued to employees under the Employee Stock Option Plan and the Employee Stock Purchase Plan which are subject to voting right agreements pursuant to which Dr. Lee has sole voting rights.

(2)	Includes 48,000 shares subject to stock options under the Employee Stock Option Plan which are exercisable and 1,180,000 shares held by a company owned by Mr. Lin.

(3)
Includes 47,500 shares subject to stock options under the Employee Stock Option Plan which are exercisable, 7,076,000 shares owned by Mr. Mathieson as co-Trustee for the Charlotte Bliss Taylor Trust, and 350,000 shares owned by Darlington Partners, L.P., an investment partnership for which Fairview Capital Investment Management LLC (“Fairview”) is the general partner. Mr. Mathieson is the managing member of Fairview.

(4)	In January 2004, Dunson Cheng voluntarily surrendered past and future stock option awards under the Employee Stock Option Plan.

(5)	Includes 676,354 shares subject to stock options under the Employee Stock Option Plan which are exercisable.

(6)	Includes 138,503 shares subject to stock options under the Employee Stock Option Plan which are exercisable or exercisable within 60 days.

(7)	Includes 152,320 shares subject to stock options under the Employee Stock Option Plan which are exercisable or exercisable within 60 days.

Changes in Control

There are no arrangements, known to the small business issuer, the operation of which may at a subsequent date result in a change in control of the registrant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. Dunson Cheng is Chairman of the Board, Director, President and Chief Executive Officer and a shareholder of Cathay Bank. Cathay Bank was the lender under the construction loan for the Company’s corporate headquarters and manufacturing facility in Richmond, California, and is the lender under the mortgage loan which refinanced the construction loan. (See Note 12 to financial statements appearing in the Company’s annual report on Form 10-KSB for the fiscal year ended March 31, 2005). Dr. Cheng became a Director of DiCon in February 2002.

During the fiscal year ended March 31, 2005, DiCon paid Cathay Bank $5,656,404 in principal and interest on the mortgage loan. The loan balance at March 31, 2005, was $20,913,460. Subsequent to March 31, 2005, the Company voluntarily prepaid four additional $0.5 million equal installments that were due on October 1, 2005, January 1, 2006, April 1, 2006 and July 1, 2006. DiCon anticipates that it will refinance the mortgage loan at maturity, but there can be no certainty that it will be able to do so at that time.

Dr. Ho-Shang Lee, President and Chief Executive Officer of DiCon, has personally indemnified Cathay Bank against any loss, expense or damage suffered by Cathay Bank resulting from Cathay Bank’s reliance upon certain representations and warranties provided by DiCon under the mortgage loan. Dr. Lee does not receive any fee or other compensation for issuing this indemnity.

The bank line of credit to Global from a Taiwan bank is personally guaranteed by Dr. Lee and corporately guaranteed by DiCon. Neither guarantor receives any fee or other compensation for issuing its guarantee.

The line of credit to Global backed by commercial paper issued by Global is personally guaranteed by Chun-Lung Lin, President of Global. Mr. Lin does not receive any fee or other compensation for issuing this guarantee.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors is recommending that shareholders ratify the appointment of Burr, Pilger & Mayer LLP (“BPM”) as the independent auditors for DiCon for the fiscal year ending March 31, 2006.

On August 2, 2004, DiCon appointed BPM as the principal independent accounting firm to audit the financial statements of DiCon. On September 12, 2004, the shareholders ratified the appointment for the fiscal year ending March 31, 2005.

PricewaterhouseCoopers LLP (“PwC”) was previously engaged as the principal independent accounting firm to audit the financial statements of DiCon. On July 2, 2004, PwC resigned as independent accountants for DiCon.

In connection with the audit of the fiscal year ended March 31, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to their, satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report, except that in connection with the audit of the fiscal year ended March 31, 2004, PwC advised DiCon that it had not completed its audit procedures, issued its audit report and had not consented to the filing of the Form 10-KSB on June 29, 2004. PwC issued its audit report on June 30, 2004. DiCon disagrees with PwC. It is the view of DiCon that PwC had issued its report and had consented to the filing of the Form 10-KSB on June 29, 2004. Nonetheless, DiCon agreed to the filing of the Form 10-KSB/A-1. There have been no changes in the audit report (other than the date of the report) or in the financial statements. Neither the Board of Directors of DiCon nor a committee of the Board of Directors has discussed this disagreement with PwC. DiCon has authorized PwC to respond fully to the inquiries of the successor accountant concerning the disagreement.

In connection with the foregoing dispute, PwC further advised DiCon that, in PwC’s opinion, DiCon does not have adequate controls and procedures established to assure that all necessary procedures are performed before filing its 10-KSB with the SEC. DiCon also disagrees with this assertion by PwC.

A letter from PwC is attached as Exhibit 16.2 to this Proxy Statement.

The audit report of PwC on the consolidated financial statements of DiCon and subsidiaries as of and for the year ended March 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

The audit report of BPM on the consolidated financial statements of DiCon and subsidiaries as of and for the year ended March 31, 2005 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

Representatives from BPM are not expected to be present at the annual meeting of shareholders.

Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of DiCon’s annual financial statements and review of financial statements included in DiCon’s Form 10-QSB quarterly reports and services normally provided by the accountant in connection with statutory and regulatory filings or engagements were $124,000 for the fiscal year ended March 31, 2005 and $155,812 for the fiscal year ended March 31, 2004.

Audit-Related Fees

There were no other fees for audit related services for the fiscal year ended March 31, 2005 or for the fiscal year ended March 31, 2004.

Tax Fees

The aggregate fees billed for the fiscal year ended March 31, 2005 for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning were $6,700. There were $17,500 in fees billed for tax compliance for the fiscal year ended March 31, 2004.

All Other Fees

There were no other fees billed in either of the fiscal years ended March 31, 2005 and 2004 for products and services provided by the principal accountant, other than reported above.

Policy on Board Approval of Accountant Services

The Board of Directors does not have an audit committee.

It is the policy of the Board of Directors that before an accountant is engaged by DiCon to render audit or non-audit services, the engagement will be approved by the Board of Directors.

OTHER BUSINESS

The Board of Directors knows of no other matters that may be presented for shareholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

The Company will furnish to any shareholder any Exhibit to the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005, upon receipt of a written request therefore mailed to the Company’s office, 1689 Regatta Blvd., Richmond CA 94804 Attention: Corporate Secretary and upon payment of the Company’s reasonable expenses in furnishing the Exhibit.

SHAREHOLDER PROPOSALS - 2006 ANNUAL MEETING

Shareholders are entitled to present proposals for action at a forthcoming shareholders’ meeting if they comply with the requirements of the proxy rules. Under the proxy rules, any proposals intended to be presented at the Annual Meeting of Shareholders of the Company to be held in the Year 2006 must be received at the Company’s offices on or before April 8, 2006, in order to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to such meeting. Any proposal submitted outside the process for inclusion in the Proxy Statement must be received at the Company’s offices on or before June 22, 2006, to avoid being considered untimely.

EXHIBIT INDEX

Exhibit Number		Page Number

16.2	Letter on Change in Certifying Accountant	11

Exhibit 16.2

July 28, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by Dicon Fiberoptics, Inc., which we understand will be filed with the Commission, pursuant to the Company’s proxy statement under the heading “Independent Public Accountants” dated August 5, 2005. We do not agree with the following statements concerning our Firm contained in such proxy statement.

We disagree with the Company’s statement that the disagreement described by them in Paragraph 4 was not discussed with the Board of Directors (in the absence of an audit committee). This disagreement was discussed with an Officer of the Company and communicated in writing to the Board of Directors prior to the filing of the Form 10-KSB/A. We note that this same disagreement is disclosed in the Form 10-KSB/A, which was signed by the members of the Board of Directors.

We note the control weakness the Company discloses in paragraph 5. We reported this control weakness as a material weakness, as defined in U.S. Auditing Standards Section AU 325, to the registrant and its Board of Directors, in writing, prior to the filing of the Form 10-KSB/A.

We also disagree with the Company’s statement in paragraph 4 that “There have been no changes in the audit report (other than the date of the report)” in as much as prior to June 30, 2004 we had not issued an audit report as we had not completed all of the necessary audit procedures until June 30, 2004.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PROXY

DiCon Fiberoptics, Inc. (“DiCon”)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE VOTE, SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED

The undersigned shareholder hereby appoints Ho-Shang Lee, with full power of substitution, to act as proxy and hereby authorizes him to represent and to vote, as designated below, all shares of common stock of DiCon Fiberoptics, Inc. which the undersigned shareholder is entitled to vote at the annual meeting of shareholders to be held at DiCon’s executive offices, 1689 Regatta Blvd., Richmond, CA 94804 on Sunday, September 11, 2005, at 10:00 a.m. local time, and any adjournment or postponement thereof.

A.	The undersigned shareholder hereby authorizes the proxy to vote each proposal as marked, or if not marked to vote “APPROVE” for each proposal.

1.	Proposal for election of directors:

The nominees are: Ho-Shang Lee, Gilles M. Corcos, C.L. Lin, Andrew F. Mathieson, and Dunson Cheng.

To vote for all nominees check the “APPROVE all nominees” box below.

To withhold authority to vote for any nominee check the “APPROVE all nominees” box below, and strike a line through that nominee’s name above.

	☐	APPROVE all nominees listed above	☐	WITHHOLD AUTHORITY
		(except as marked to the contrary above)		to vote for all nominees listed above

2.	Proposal for the ratification of the appointment of Burr, Pilger & Mayer LLP as independent auditors of DiCon Fiberoptics, Inc. for the fiscal year ending March 31, 2006.

	☐	APPROVE	☐	DISAPPROVE	☐	ABSTAIN

B.
The undersigned shareholder ☐ HEREBY AUTHORIZES ☐ DOES NOT HEREBY AUTHORIZE the proxy to use his discretion to vote on such other business as may properly come before the annual meeting and any adjournment or postponement thereof. At the present time, the board of directors knows of no other business to be presented at the meeting.

Whether or not you plan to attend the DiCon annual meeting in person, please complete and return this proxy as promptly as possible in the enclosed postage prepaid envelope.

Please indicate below whether you plan to attend the DiCon annual meeting in person.

☐	PLAN TO ATTEND	☐	DO NOT PLAN TO ATTEND

IMPORTANT: Please sign exactly as your name appears on your shares of DiCon stock. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation please sign in the corporate name by a duly authorized officer. If a partnership, please sign in the partnership name by an authorized person. If shares are held jointly, each shareholder should sign.

Dat_____________, 2005

Signature: ___________________________